UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 26, 2008
Gray Television, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

1-13796	58-0285030

(Commission File Numbers)	(IRS Employer Identification No.)

4370 Peachtree Road, Atlanta, Georgia	30319

(Address of Principal Executive Offices)	(Zip Code)
404-504-9828
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered sales of Equity Securities
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in fiscal year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-3i ARTICLES OF AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION
EX-99 PRESS RELEASE

Item 3.02. Unregistered sales of Equity Securities
On June 26, 2008, Gray Television Inc. amended its Restated Articles of Incorporation in connection with the issuance of shares of its Series D Perpetual Preferred Stock with an aggregate liquidation value of $75.0 million in a privately placed transaction to qualified investors. The amendment of the Restated Articles of Incorporation is effective June 26, 2008. Also on June 26, 2008, Gray Television, Inc. issued a press release reporting the issuance and sale of shares of its Series D Perpetual Preferred Stock. A copy of the Articles of Amendment to the Restated Articles of Incorporation of Gray Television, Inc. is hereby attached as Exhibit 3i and incorporated herein by reference. A copy of the press release is hereby attached as Exhibit 99 and incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in fiscal year.
The information set forth above in Item 3.02 regarding Gray’s amendment to its restated articles of incorporation is incorporated into Item 5.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
3i      Articles of Amendment to the Restated Articles of Incorporation of Gray Television, Inc. dated June 26, 2008
99      Press Release issued by Gray Television Inc. on June 26, 2008

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television Inc.
June 26, 2008	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit No.	Description
3i	Articles of Amendment to the Restated Articles of Incorporation of Gray Television, Inc. dated June 26, 2008

99	Press release issued by Gray Television Inc. on June 26, 2008